UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2015

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 1, 2015, Harvest Natural Resources, Inc. (the "Company") received a notification (the "Notice") from the New York Stock Exchange ("NYSE") that the Company is in compliance with the NYSE’s continued listing requirements. Specifically, the Notice provided that the closing price of the Company’s common stock was at least $1.00 per share on both the last trading day of the preceding calendar month (within the prescribed cure period) and over the 30 trading days preceding the end of that month. As a result, the Company’s stock will no longer be traded with the notation ".BC" after its listing symbol "HNR."

As previously disclosed, on February 13, 2015, the Company received a notice from the NYSE that the Company was not in compliance with the NYSE’s continued listing requirements because the Company had not maintained a minimum average closing price of $1.00 per share of common stock over 30 consecutive trading days.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

June 2, 2015	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President and General Counsel